UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2013

Perfumania Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2 Bellport, NY 11713
(Address of Principal Executive Offices)(Zip Code)

(631) 866-4100
(Registrant's telephone number, including area code)

_________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On January 10, 2013, the Company held its 2012 Annual Meeting of Shareholders. Two proposals were before the meeting: (1) the election of Stephen Nussdorf, Michael W. Katz, Carole Ann Taylor, Joseph Bouhadana, Paul Garfinkle, Frederick E. Purches, Anthony D'Agostino, Esther Egozi Choukroun, Glenn H. Gopman and Robert Mitzman as directors of the Company to serve until the 2013 Annual Meeting of Shareholders and (2) the ratification of the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the fiscal year ending February 2, 2013 (fiscal 2012).

All of the proposals were approved. The votes with respect to the proposals are set forth below.
(1) Elect the Directors of the Company to serve until the 2013 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Stephen Nussdorf	11,717,652	878,317	2,374,352
Michael W. Katz	11,717,601	878,368	2,374,352
Carole Ann Taylor	12,125,238	470,731	2,374,352
Joseph Bouhadana	12,247,397	348,572	2,374,352
Paul Garfinkle	12,249,197	346,772	2,374,352
Frederick E. Purches	11,720,317	875,652	2,374,352
Anthony D'Agostino	12,218,723	377,246	2,374,352
Esther Egozi Choukroun	12,240,583	355,386	2,374,352
Glenn H. Gopman	12,241,558	354,411	2,374,352
Robert Mitzman	12,247,313	348,656	2,374,352

(2) Ratification of the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the fiscal year ending February 2, 2013 (fiscal 2012):

For	Against	Abstain
14,454,464	362,192	153,665

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.
Date: January 16, 2013	By: /S/ Donna L. Dellomo Donna L. Dellomo Vice President and Chief Financial Officer